Exhibit 10.2

AMENDMENT NO. 1

TO THE

ARRANGEMENT AGREEMENT

This Amendment No. 1 dated effective as of May 31, 2022 (this "Agreement") to the Arrangement Agreement (as such term is defined below) is entered into between ecobee Technologies ULC, a British Columbia unlimited liability company (the “Purchaser”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative, agent and attorney-in-fact of the Company Securityholders (the “Securityholder Representative”).

RECITALS

A.    13462234 Canada Inc., Generac Power Systems, Inc., ecobee Inc. and the Securityholder Representative entered into an Arrangement Agreement as of November 1, 2021 (the "Arrangement Agreement") in respect of the acquisition by 13462234 Canada Inc. of all of the issued and outstanding securities of ecobee Inc.

B.    13462234 Canada Inc. was continued under the Business Corporations Act (British Columbia) as 1339416 B.C. Ltd. on December 22, 2021 and ecobee Inc. was continued under the Business Corporations Act (British Columbia) as ecobee Technologies Inc. on December 22, 2021.

C.    1339416 B.C. Ltd. and ecobee Technologies Inc. amalgamated as one company under the name 1339416 B.C. Ltd. on December 31, 2021 at 5:05 PM Pacific Time.

D.    The Purchaser was formed as a result of the conversion of 1339416 B.C. Ltd. into an unlimited liability company under the Business Corporations Act (British Columbia) having the name ecobee Technologies ULC on December 31, 2021 at 5:30 PM Pacific Time.

E.    The Purchaser is the successor to 13462234 Canada Inc., the "Purchaser" as defined in the Arrangement Agreement.

F.    Pursuant to Section 10.10 of the Arrangement Agreement, the Purchaser and the Securityholder Representative are entitled to amend the Arrangement Agreement following the Effective Time without further approval of any Company Securityholders (as such term is defined in the Arrangement Agreement) except to the extent such further approval is required by law.

G.    Pursuant to Section 10.01 of the Arrangement Agreement, the Securityholder Representative is authorized to enter into an amendment to the Arrangement Agreement provided that it does not have the power or authority to execute any amendment, waiver, document or other instrument that would adversely affect in any material respect the rights, obligations or liability of a specific Company Securityholder (as defined in the Arrangement Agreement) (as opposed to Company Securityholders generally) without the prior written consent of such Company Securityholder.

H.    The Securityholder Representative is required to take any direction provided by the Advisory Committee (as defined in the Arrangement Agreement).

I.    The Advisory Committee has directed the Securityholder Representative to make the amendment contemplated by this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Schedule 5.12 to the Arrangement Agreement is amended by deleting "CAD$160,000,000" in Section 3 and replacing it with "CAD$165,000,000".

2.

This Agreement shall be governed by and construed in accordance with the laws of the Provinces of Ontario and the federal laws of Canada applicable therein without giving effect to any choice or conflict of Law (as defined in the Arrangement Agreement) provision or rule (whether of such jurisdiction or any other jurisdiction).

3.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ECOBEE TECHNOLOGIES ULC

By
Name:
Title:

Shareholder Representative Services LLC, solely
in its capacity as Securityholder Representative

By
Name:
Title:

[Signature Page to Amendment No. 1 to the Arrangement Agreement]